Exhibit 99.1

Campbell and Sovos Brands Certify Substantial Compliance with Second Request from FTC; Begins the Start of 30-Day Waiting Period

CAMDEN, N.J. & LOUISVILLE, Colo., Feb. 13, 2024 – Campbell Soup Company (NYSE: CPB) and Sovos Brands, Inc. (NASDAQ: SOVO) today announced that both companies have certified substantial compliance with the Request for Additional Information and Documentary Materials ("Second Request") issued by the Federal Trade Commission (FTC) regarding Campbell’s proposed acquisition of Sovos Brands.

The certification of substantial compliance triggers the start of a 30-day waiting period which is expected to expire on March 11, 2024, after which the sale can be finalized. Subject to the satisfaction or waiver of customary closing conditions, the companies expect to complete the transaction within days of the March 11, 2024 expiration date.

“We’re excited to be one step closer to completing the acquisition and welcoming the talented Sovos Brands employees to Campbell’s team,” said Campbell’s President and CEO Mark Clouse. “The Sovos Brands portfolio strengthens our Meals & Beverages division, and paired with our fast-growing Snacks division, will create one of the best portfolios in the industry and make Campbell one of the most dependable, growth-oriented names in food.”

“We are delighted to reach this critically important milestone in the completion of the acquisition. We remain highly confident in Campbell’s ability to continue bringing our products to more households and further building on our track record as one of the fastest growing food companies of scale in the United States,” commented Todd Lachman, Founder and Chief Executive Officer of Sovos Brands, Inc.

About Campbell

For more than 150 years, Campbell (NYSE:CPB) has been connecting people through food they love. Generations of consumers have trusted us to provide delicious and affordable food and beverages. Headquartered in Camden, N.J. since 1869, the company generated fiscal 2023 net sales of $9.4 billion. Our portfolio includes iconic brands such as Campbell’s, Cape Cod, Goldfish, Kettle Brand, Lance, Late July, Milano, Pace, Pacific Foods, Pepperidge Farm, Prego, Snyder’s of Hanover, Swanson and V8. Campbell has a heritage of giving back and acting as a good steward of the environment. The company is a member of the Standard & Poor's 500 as well as the FTSE4Good and Bloomberg Gender-Equality Indices. For more information, visit www.campbellsoupcompany.com.

About Sovos Brands, Inc.

Sovos Brands, Inc. is a consumer-packaged food company focused on building disruptive growth brands that bring today’s consumers great tasting food that fits the way they live. The company’s product offerings include a variety of pasta sauces, dry pasta, soups, frozen entrées, frozen pizza and yogurts, all of which are sold in North America under the brand names Rao’s,Michael Angelo’s and noosa. All Sovos Brands’ products are built with authenticity at their core, providing consumers with one- of-a-kind food experiences that are genuine, delicious, and unforgettable. The company is headquartered in Louisville, Colorado. For more information on Sovos Brands and its products, please visit www.sovosbrands.com.

Forward-Looking Statements

Certain statements in this press release regarding the proposed transaction, including any statements regarding the expected timetable for completing the proposed transaction, benefits of the proposed transaction, future opportunities, future financial performance and any other statements regarding future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “aim,” “anticipate,” “believe,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely” “may,” “might,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “should,” “strategy,” “target,” “will,” “would,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements.

All forward- looking information is subject to numerous risks and uncertainties, many of which are beyond the control of Sovos Brands or Campbell, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to:

•	the conditions to the completion of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur;

•	the timing to consummate the proposed transaction;

•	long-term financing for the proposed transaction may not be obtained by Campbell on favorable terms, or at all;

•	the risk that the cost savings and any other synergies from the proposed transaction may not be fully realized by Campbell or may take longer or cost more to be realized than expected, including that the Sovos Brands transaction may not be accretive to Campbell within the expected timeframe or the extent anticipated;

•	completing the proposed transaction may distract the management of Campbell and Sovos Brands from other important matters;

•	the risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation;

•	the pendency of the proposed transaction may have an adverse impact on the ability of Sovos Brands to retain third-party relationships and related talent;

•	Campbell’s ability to execute on and realize the expected benefits from its strategy, including growing sales in snacks and growing/maintaining its market share position in soup;

•	the impact of strong competitive responses to Campbell’s efforts to leverage its brand power with product innovation, promotional programs and new advertising; the risks associated with trade and consumer acceptance of product improvements, shelving initiatives, new products and pricing and promotional strategies;

•	the ability to realize projected cost savings and benefits from cost savings initiatives and the integration of recent acquisitions;

•	disruptions in or inefficiencies to Campbell’s or Sovos Brands’ supply chain and/or operations, including reliance on key supplier relationships;

•	the risks related to the effectiveness of Campbell’s hedging activities and Campbell’s ability to respond to volatility in commodity prices;

•	Campbell’s ability to manage changes to its organizational structure and/or business processes, including selling, distribution, manufacturing and information management systems or processes; changes in consumer demand for Campbell’s and Sovos Brands’ products and favorable perception of such brands;

•	changing inventory management practices by certain of Campbell’s and Sovos Brands’ key customers;

•	a changing customer landscape, with value and e-commerce retailers expanding their market presence, while certain of the Campbell’s key customers maintain significance to Campbell’s business; product quality and safety issues, including recalls and product liabilities;

•	the possible disruption to the independent contractor distribution models used by certain of Campbell’s businesses, including as a result of litigation or regulatory actions affecting their independent contractor classification;

•	the uncertainties of litigation and regulatory actions against Campbell’s or Sovos Brands;

•	the costs, disruption and diversion of management’s attention associated with activist investors;

•	a disruption, failure or security breach of Campbell’s, Campbell’s vendors', Sovos Brands’ or Sovos Brands’ vendors information technology systems, including ransomware attacks;

•	impairment to goodwill or other intangible assets;

•	Campbell’s and Sovos Brands’ ability to protect their respective intellectual property rights;

•	increased liabilities and costs related to Campbell’s defined benefit pension plans;

•	Campbell’s and Sovos Brands’ ability to attract and retain key talent and other employees, which might require Campbell or Sovos Brands to use more expensive or less effective resources to support their respective businesses;

•	goals and initiatives related to, and the impacts of, climate change, including weather-related events;

•	negative changes and volatility in financial and credit markets,

•	deteriorating economic conditions and other external factors, including changes in laws and regulations; and

•	unforeseen business disruptions or other impacts due to political instability, civil disobedience, terrorism, armed hostilities (including the ongoing conflict between Russia and Ukraine and in Israel and Gaza), extreme weather conditions, natural disasters, other pandemics or other calamities

Additional information concerning these and other risk factors can be found in Campbell’s and Sovos Brands filings with the SEC and available through the SEC’s Electronic Data Gathering and Analysis Retrieval system at http://www.sec.gov, including Campbell’s and Sovos Brands' most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The discussion of uncertainties is by no means exhaustive but is designed to highlight important factors that may impact the outlook of Campbell and Sovos Brands. Campbell and Sovos Brands each disclaim any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release except as required by law.

Contacts

Campbell Soup Company

Investors	Media
Rebecca_gardy@campbells.com	James_Regan@campbells.com

Sovos Brands, Inc.

Investors	Media
Joshua Levine	Lauren Armstrong
IR@sovosbrands.com	media@sovosbrands.com